UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2014, Aceto Corporation (“Aceto” or the “Company”), entered into an Employment Agreement (the “New Agreement”) with Salvatore Guccione, its President and Chief Executive Officer, effective as of January 1, 2015. Mr. Guccione is currently employed by the Company pursuant to an employment agreement dated as of the 29th day of February, 2012, which is due to expire by its terms on December 31, 2014. Set forth below is a description of the terms of the New Agreement that Aceto deems to be material:

•	The term of Mr. Guccione’s employment pursuant to the New Agreement shall commence on January 1, 2015 (the “Effective Date”) and, subject to earlier termination in accordance with the New Agreement, expire on December 31, 2017 (the “Employment Term”).

•	Mr. Guccione’s base salary shall not be less than $584,891 per annum during the Employment Term.

•	During the Employment Term, Mr. Guccione shall be eligible to participate in the Company’s annual performance award program for senior executives as in effect from time to time. Mr. Guccione’s target performance award shall not be less than 60% of base salary. The amount of the performance award for each fiscal year, if any, shall be based on Company performance and individual performance for the relevant year.

•	During the Employment Term, the Company shall provide Mr. Guccione with the use of a Company automobile in accordance with the Company’s automobile policy.

•	If the Company terminates Mr. Guccione’s employment other than for cause pursuant to the New Agreement or Mr. Guccione terminates his employment for good reason pursuant to the New Agreement, regardless of whether such termination occurs during or after the Employment Term, the Company shall (a) continue to pay Mr. Guccione’s base salary, at the rate then in effect, for the 24 month period following the Date of Termination (b) make a lump sum cash payment to Mr. Guccione which will be based upon and equal to the past two years earned “Performance Award” and (c) accelerate the vesting to the date of termination on all outstanding unvested Stock Options, Restricted Stock Units and Restricted Stock Awards the Company had previously granted to Mr. Guccione, subject to the exercise provisions in the Corporate Trading Policy.

The New Agreement also contains additional provisions which are customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

The foregoing description of Mr. Guccione’s New Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the New Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of January 1, 2015, between Aceto Corporation and Salvatore Guccione

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 18, 2014	By: /s/ Steven Rogers
Steven Rogers
Senior Vice President, General Counsel